                                                                   Exhibit 1

                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 23, 1998





                      THE TRAVELERS INSURANCE GROUP INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:  Assistant Secretary


                      PFS SERVICES, INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:   Stephanie B. Mudick
                         Title:  Assistant Secretary & Vice President


                      ASSOCIATED MADISON COMPANIES, INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:   Stephanie B. Mudick
                         Title:  Assistant Secretary & Vice President


                      TRAVELERS GROUP INC.



                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:   Stephanie B. Mudick
                         Title:  Assistant Secretary